UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2011

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29230	51-0350842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Broadway, New York, New York	10012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 536-2842

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 10, 2011, Take-Two Interactive Software, Inc. (the “Company”) issued a press release announcing the Company’s plans to issue convertible senior notes that will mature in 2016 in a proposed private offering to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended. That press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference as if set forth in full.

On November 11, 2011, the Company issued a press release announcing that the Company agreed to sell $220 million aggregate principal amount of its 1.75% Convertible Senior Notes due 2016 in a private offering to qualified institutional buyers. That press release is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference as if set forth in full.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits:

99.1	Press Release dated November 10, 2011 relating to Take-Two Interactive Software, Inc.’s plans to issue convertible senior notes.

99.2	Press Release dated November 11, 2011 relating to Take-Two Interactive Software, Inc.’s offering of its 1.75% Convertible Senior Notes due 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC (Registrant)

By:	/s/ Daniel P. Emerson
Daniel P. Emerson
Senior Vice President, Associate General Counsel and Secretary

Date: November 14, 2011

EXHIBIT INDEX

Exhibit

99.1	Press Release dated November 10, 2011 relating to Take-Two Interactive Software, Inc.’s plans to issue convertible senior notes.

99.2	Press Release dated November 11, 2011 relating to Take-Two Interactive Software, Inc.’s offering of its 1.75% Convertible Senior Notes due 2016.